Exhibit 1.1

Aircastle Limited

Common Shares

Underwriting Agreement

August 7, 2012

Goldman, Sachs & Co.

200 West Street

New York, NY 10282,

As Underwriter

Ladies and Gentlemen:

Subject to the terms and conditions herein set forth, Fortress Investment Fund III Sub LLC, Fortress Investment Fund III Sub Two LLC, Fortress Investment Fund III (Fund B) Sub LLC, Fortress Investment Fund III (Fund B) Sub Two LLC, Fortress Investment Fund III (Fund C) Sub LLC, Fortress Investment Fund III (Fund D) Sub Ltd, Fortress Investment Fund III (Fund E) Sub Ltd, Fortress Investment Fund III (Coinvestment Fund A) Sub LLC, Fortress Investment Fund III (Coinvestment Fund B) Sub LLC, Fortress Investment Fund III (Coinvestment Fund C ) Sub LLC and Fortress Investment Fund III (Coinvestment Fund D) Sub Ltd (the “Selling Stockholders”) hereby agree to sell to Goldman, Sachs & Co. (the “Underwriter”), and the Underwriter hereby agrees to purchase from the Selling Stockholders, at a purchase price of $11.40 per share, an aggregate of 9,250,000 common shares (the “Shares”) of Aircastle Limited, a Bermuda exempted company (the “Company”). The Shares to be purchased by the Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Underwriter may request upon at least forty-eight hours’ prior notice to the Selling Stockholders shall be delivered by or on behalf of the Selling Stockholders to the Underwriter, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of the Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Selling Stockholders to the Underwriter at least forty-eight hours in advance. The time and date of such delivery and payment shall be 10:00 a.m., New York City time, on August 10, 2012 or such other time and date as the Underwriter and the Selling Stockholders may agree upon in writing. Such time and date are herein called the “Time of Delivery.”

1.        The Company represents and warrants to, and agrees with, the Underwriter that:

(a)        A registration statement on Form S-3 (File No. 333-160122), as may be subsequently amended and supplemented, (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”);

the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you and, excluding exhibits to the Initial Registration Statement, but including all documents incorporated by reference in the prospectus included therein, to you for each of the other Underwriters have been declared effective by the Commission in such form under the Securities Act of 1933, as amended (the “Act”), no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed, or transmitted for filing, with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to the Representatives); and no stop order suspending the effectiveness of the Initial Registration Statement, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (the base prospectus filed as part of the Initial Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement relating to the Shares, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act, if any is used, is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement including all exhibits thereto and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of the Initial Registration Statement, each as amended at the time such part of the Initial Registration Statement became effective are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called (if any is used) the “Pricing Prospectus”; the form of the final prospectus relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(b)        No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein;

(c)        For the purposes of this Agreement, the “Applicable Time” is 5:30 p.m. (Eastern time) on the date of this Agreement. The Pricing Prospectus, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(d)        The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds therof as described in the Preliminary Prospectus and the Prospectus will not be, an “investment company” as defined in the Investment Company Act;

(e)        The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

(f)        The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use therein;

(g)        The Company has been duly incorporated and is validly existing as an exempted company in good standing under the laws of Bermuda and (ii) each “Significant Subsidiary” (as defined in Rule 1-02 of Regulation S-X) of the Company (the “Significant Subsidiaries”), which are listed on Schedule III hereto, has been duly incorporated or organized and is validly existing as a corporation or other entity in good standing under the laws of the jurisdiction in which it is chartered or organized, and each of the Company and its subsidiaries has full corporate or other power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Preliminary Prospectus and the Prospectus, and is duly qualified to do business as a foreign corporation or other entity and is in good standing under the laws of each jurisdiction that requires such qualification, except to the extent that the failure to be so qualified or in good standing would not reasonably be expected to have any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries taken as a whole or the performance by the Company of its obligations under the Shares (a “Material Adverse Effect”);

(h)        All the issued and outstanding shares in the capital of the Company (except in each case for director’s qualifying shares, if any) have been duly authorized and validly issued and are fully paid and nonassessable;

(i)        This Agreement has been duly authorized, executed and delivered by the Company; no consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except; (i) such as have been obtained or made by the Company or any of its subsidiaries; or (ii) any such consents, approvals, authorizations, filings or orders, the absence of which would not, individually or in the aggregate, have a Material Adverse Effect, or a material adverse effect on the power or ability of the Company to perform its obligations under this Agreement or the consummation of any of the transactions contemplated hereby or thereby;

(j)        None of the execution and delivery of this Agreement or the consummation of any other of the transactions herein or therein contemplated, or the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the memorandum of association, bye-laws, charter or by-laws or comparable constituting documents of the Company; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, except, in the case of clauses (ii) and (iii) above, where such conflict, breach, violation or imposition would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(k)        The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened;

(l)        None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC; and

(m)        Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or Controlled Affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its Controlled Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to promote and achieve, and which are reasonably expected to promote and achieve, continued compliance therewith.

2.        The Selling Stockholders represent and warrant to, and agree with, the Underwriters and the Company that:

(a)        All consents, approvals, authorizations and orders necessary for the execution and delivery by the Selling Stockholders of this Agreement and for the sale and delivery of the Shares to be sold by the Selling Stockholders hereunder, have been obtained; and the Selling Stockholders have full right, power and authority to enter into this Agreement, and to sell, assign, transfer and deliver the Shares to be sold by the Selling Stockholders hereunder;

(b)        The sale of the Shares to be sold by the Selling Stockholders hereunder and the compliance by the Selling Stockholders with all of the provisions of this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholders are a party or by which the Selling Stockholders are bound or to which any of the property or assets of the Selling Stockholders is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of a Selling Stockholder if the Selling Stockholder is a corporation, the Partnership Agreement of a Selling Stockholder if the Selling Stockholder is a partnership or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholders or the property of the Selling Stockholders;

(c)        The Selling Stockholders have, and immediately prior to the Time of Delivery (as defined in the first paragraph hereof) the Selling Stockholders will have, good and valid title to the Shares to be sold by the Selling Stockholders hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of the Shares and payment therefor pursuant hereto, good and valid title to the Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

(d)        The Selling Stockholders have no knowledge of any material fact, condition or information not disclosed in the Disclosure Package that has had, or is reasonably likely to have, a Material Adverse Effect;

(e)        The Selling Stockholders have not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; and

(f)        To the extent that any statements or omissions made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any amendment or supplement thereto, or any Issuer Free Writing Prospectus are made in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholders expressly for use therein, such Basic Prospectus, Preliminary Prospectus, Pricing Prospectus, Prospectus and Issuer Free Writing Prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

3.        The Company agrees with the Underwriter:

(a)        To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement or such earlier time as may be required under the Act; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b)        Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c)        To use its best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange (the “Exchange”).

(d)        If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Underwriter so that any use of the Prospectus may cease until it is amended or supplemented; (ii) amend or supplement the Prospectus to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(e)        If, at any time when a prospectus relating to the Shares is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (i) notify the Underwriter of any such event, (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 3, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(f)        As soon as practicable, the Company will make available to its security holders and to the Underwriter an earnings statement or statements of the Company and its subsidiaries which satisfy the provisions of Section 11(a) of the Act and Rule 158.

(g)        The Company will not, without the prior written consent of the Underwriter offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other common shares of the Company or any securities convertible into, or exercisable, or exchangeable for, common shares of the Company; or publicly announce an intention to effect any such transaction, until 30 days from the date hereof, provided, however, that the Company may issue and sell common shares of the Company pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the time that this Agreement is executed and the Company may issue common shares issuable upon the conversion of securities or the exercise of warrants outstanding at the at the time that this Agreement is executed. Notwithstanding the foregoing, if (x) during the last 17 days of such restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company will provide the Underwriter with prior notice of any such announcement that gives rise to an extension of the restricted period.

4.        The Selling Stockholders agree with the Underwriter:

(a)        The Selling Stockholders will not, without the prior written consent of the Underwriter, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by any Selling Stockholder or any affiliate of the Selling Stockholders or any person in privity with the Selling Stockholders or any affiliate of the Selling Stockholders), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other common shares of the Company or any securities convertible into, or exercisable, or exchangeable for, common shares of the Company; or publicly announce an intention to effect any such transaction, until 30 days from the date hereof.

5.        The Company and the Selling Stockholders represent and agree that, without the prior consent of the Underwriter, they have not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; the Underwriter represents and agrees that, without the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Underwriter is listed on Schedule II(a) hereto.

6.        The obligation of the Underwriter to purchase the shares from the Selling Stockholders hereunder shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholders herein are, at and as of the Time of Delivery, true and correct, the condition that each of the Company and the Selling Stockholders shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)        The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.

(b)        The Underwriter shall have received immediately prior to the Time of Delivery (i) the opinion and letter of Skadden, Arps, Slate, Meagher & Flom LLP, outside counsel for the Company, substantially in the form attached hereto as Annex A; (ii) the opinion of Conyers Dill & Pearman Limited, special Bermuda counsel for the Company, substantially in the form attached hereto as Annex B and (iii) the letter of Cahill Gordon & Reindel LLP, counsel for the Underwriter, in a form acceptable to the Underwriter.

(c)        The Underwriter shall have received as of the date hereof and immediately prior to the Time of Delivery a letter, dated the date hereof or August 7, 2012, in form and substance satisfactory to the Underwriter, from Ernst & Young LLP, containing statements and information of the type ordinarily included in accountants’ “comfort letters” addressed to the Underwriter with respect to the financial statements and certain financial information contained in or incorporated by reference in the Prospectus.

(d)        Subsequent to the execution of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Pricing Prospectus and the Prospectus (exclusive of any amendment or supplement thereto) the effect of which is, in the sole judgment of the Underwriter, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendment thereof), the Pricing Prospectus and the Prospectus (exclusive of any amendment or supplement thereto).

7.        (a) The Company will indemnify and hold harmless the Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein.

(b)        The Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)        Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)        If the indemnification provided for in this Section 6 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company or the Selling Stockholders on the one hand and the Underwriter on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriter were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriter’s obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)        The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriter under this Section 6 shall be in addition to any liability which the Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

8.        This Agreement shall be subject to termination in the absolute discretion of the Underwriter, by notice given to the Company prior to delivery of and payment for the

Shares, if at any time prior to such payment and delivery (i) trading in the Company’s common shares shall have been suspended by the Commission or the Exchange or trading in securities generally on the Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Underwriter, impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by any Prospectus (exclusive of any amendment or supplement thereto).

9.        The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the Underwriter, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriter or any controlling person of the Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

10.        All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriter shall be delivered or sent by mail, telex or facsimile transmission to you at 200 West Street, New York NY 10282, Attention: Registration Department, with copy to the Legal Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 6(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

11.        This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriter, the Company and, to the extent provided in Sections 6 hereof, the officers and directors of the Company and each person who controls the Company or the Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from the Underwriter shall be deemed a successor or assign by reason merely of such purchase.

12.        Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

13.         This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriter with respect to the subject matter hereof.

14.        The Company and the Selling Stockholders hereby acknowledge that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the Underwriter and any affiliate through which it may be acting, on the other, (b) the Underwriter is acting as principal and not as an agent or fiduciary of the Company or the Selling Stockholders and (c) the engagement of the Underwriter by the Company and the Selling Stockholders in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company and the Selling Stockholders agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company or the Selling Stockholders on related or other matters). The Company and the Selling Stockholders agree that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to them, in connection with such transaction or the process leading thereto.

15.        THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company agrees that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

16.        Each of the Company and the Underwriter hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

17.        Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons U.S. federal and state tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.”

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement among the Underwriter, the Selling Stockholders and the Company.

Very truly yours,

AIRCASTLE LIMITED

By:	/s/ Ron Wainshal
Name: Ron Wainshal
Title: Chief Executive Officer

Accepted as of the date hereof:

GOLDMAN, SACHS & CO.

By:	/s/ Daniel M. Young
Name: Daniel M. Young
Title: Managing Director

FORTRESS INVESTMENT FUND III SUB LLC
FORTRESS INVESTMENT FUND III SUB TWO LLC
Each by its Sole Member Fortress Investment Fund III LP
By its General Partner Fortress Fund III GP LLC

By:	/s/ John Morrissey
	Name:	John Morrissey
	Title:	Chief Financial Officer

FORTRESS INVESTMENT FUND III (FUND B) SUB LLC
FORTRESS INVESTMENT FUND III (FUND B) SUB TWO LLC
Each by its Sole Member Fortress Investment Fund III (Fund B) LP
By its General Partner Fortress Fund III GP LLC

By:	/s/ John Morrissey
	Name:	John Morrissey
	Title:	Chief Financial Officer

FORTRESS INVESTMENT FUND III (FUND C) SUB LLC
By Its Sole Member Fortress Investment Fund III (Fund C) LP
By its General Partner Fortress Fund III GP LLC

By:	/s/ John Morrissey
	Name:	John Morrissey
	Title:	Chief Financial Officer

FORTRESS INVESTMENT FUND III (FUND D) SUB LTD
By its Sole Member Fortress Investment Fund III (Fund D) L.P.
By its General Partner Fortress Fund III GP LLC

By:	/s/ John Morrissey
	Name:	John Morrissey
	Title:	Chief Financial Officer

FORTRESS INVESTMENT FUND III (FUND E) SUB LTD
By its Sole Member Fortress Investment Fund III (Fund E) L.P.
By its General Partner Fortress Fund III GP LLC

By:	/s/ John Morrissey
	Name:	John Morrissey
	Title:	Chief Financial Officer

FORTRESS INVESTMENT FUND III (COINVESTMENT FUND A) SUB LLC
By its Sole Member Fortress Investment Fund III (Coinvestment Fund A) LP
By its General Partner Fortress Fund III GP LLC

By:	/s/ John Morrissey
	Name:	John Morrissey
	Title:	Chief Financial Officer

FORTRESS INVESTMENT FUND III (COINVESTMENT FUND B) SUB LLC
By its Sole Member Fortress Investment Fund III (Coinvestment Fund B) LP
By its General Partner Fortress Fund III GP LLC

By:	/s/ John Morrissey
	Name:	John Morrissey
	Title:	Chief Financial Officer

FORTRESS INVESTMENT FUND III (COINVESTMENT FUND C) SUB LLC
By its Sole Member Fortress Investment Fund III (Coinvestment Fund C) LP
By its General Partner Fortress Fund III GP LLC

By:	/s/ John Morrissey
	Name:	John Morrissey
	Title:	Chief Financial Officer

FORTRESS INVESTMENT FUND III (COINVESTMENT FUND D) SUB LTD
By its Sole Member Fortress Investment Fund III (Coinvestment Fund D) LP
By its General Partner Fortress Fund III GP LLC

By:	/s/ John Morrissey
	Name:	John Morrissey
	Title:	Chief Financial Officer

SCHEDULE II

(a) None.

(b) None.

SCHEDULE III

List of Significant Subsidiaries

AYR Delaware LLC

Aircastle Holding Corporation Limited

Aircastle Advisor (Ireland) Ltd

ACS Aircraft Finance (Bermuda) Limited

ACS 2007 – 1 Limited

ACS 2008 – 1 Limited

Annex A

Skadden opinion and letter

[On file with the Underwriter]

Annex B

Conyers opinion

[On file with the Underwriter]